A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2025, Generation Income Properties, Inc. (the “Company”) received notice (the “Nasdaq Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. In the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Company reported a stockholders’ equity deficit of ($965,694), which is below the stockholders’ equity requirement for continued listing. Additionally, as of the date of this report, the Company does not meet either of the alternative continued listing standards under the Nasdaq Listing Rules. Specifically, it does not have a market value of listed securities of at least $35 million, nor has it reported net income of at least $500,000 from continuing operations in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The Nasdaq Notice does not have an immediate effect on the listing status of the Company’s common stock, which continues to trade on The Nasdaq Capital Market under the symbol “GIPR,” subject to the Company’s continued compliance with all other applicable listing requirements. Pursuant to the Nasdaq Notice, the Company is afforded 45 calendar days from the date of such notice, or until October 3, 2025, unless otherwise directed by Nasdaq staff, to submit a plan to Nasdaq outlining how the Company intends to regain compliance with Nasdaq’s continued listing standards. The Company currently intends to submit the required compliance plan within the prescribed timeframe. If Nasdaq accepts the submitted plan, it may grant the Company an extension of up to 180 calendar days from the date of the Nasdaq Notice to demonstrate compliance with both the plan and the relevant Nasdaq continued listing requirements.

The Company is currently evaluating various courses of action to regain compliance and plans to timely submit its compliance plan to Nasdaq. There can be no assurance that Nasdaq will accept the Company’s plan or that, if accepted, the Company will be able to regain compliance within the period provided. If the Company’s compliance plan is not accepted by Nasdaq, or if it is accepted but the Company fails to regain compliance within 180 calendar days from the date of the Nasdaq Notice, or if the Company fails to satisfy another Nasdaq continued listing requirement, Nasdaq could issue a notice that the Company’s common stock is subject to delisting. In that event, the Company would be entitled to request a hearing before a Nasdaq Hearings Panel. A timely request for a hearing would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period that may be granted by the panel.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements in this report include, but are not limited to, statements regarding the Company’s intent or ability to submit a compliance plan, regain compliance with Nasdaq listing standards, maintain its listing on the Nasdaq Capital Market, or take specific actions in response to the Nasdaq Notice. These forward-looking statements are based on current expectations and assumptions that are subject to known and unknown risks and uncertainties that could cause actual outcomes or results to differ materially from those anticipated or implied by the forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to develop and execute a successful compliance plan, Nasdaq’s acceptance of such plan, the Company’s ability to satisfy each of Nasdaq’s continued listing requirements and maintain its listing on Nasdaq, the Company’s future financial condition and operating results, market conditions, and other factors set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”). Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025, as well as subsequent filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: August 22, 2025	By:	/s/ David Sobelman
David Sobelman
President and Chief Executive Officer